                                                                    Exhibit 99.2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ti3, Inc.:

We have audited the accompanying balance sheet of Ti3, Inc. as of March 31, 2001, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ti3, Inc. as of March 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
                                          /s/ KPMG LLP
St. Louis, Missouri

June 8, 2001, except for note 10 which is as of July 2, 2001

                                   TI3, INC.


                                 BALANCE SHEET
                                 MARCH 31, 2001


ASSETS
Current assets:
  Cash......................................................    $  190,360
  Accounts receivable.......................................       507,285
  Other current assets......................................         1,447
                                                                ----------
     Total current assets...................................       699,092
Property and equipment, net.................................       207,006
Deferred tax assets, net....................................       299,222
Other assets................................................         3,457
                                                                ----------
     Total assets...........................................    $1,208,777
                                                                ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit............................................    $  150,000
  Accounts payable..........................................        46,308
  Accrued expenses and other current liabilities............       114,419
  Capital lease obligations.................................        15,679
  Deferred revenue..........................................        95,665
                                                                ----------
     Total current liabilities..............................       422,071
                                                                ----------
Stockholders' equity:
  Series A preferred stock, $0.01 par value, authorized
     500,000 shares; 299,998 shares issued and
     outstanding............................................     2,908,679
  Common stock, $0.01 par value, authorized 9,000,000
     shares; 699,927 shares issued and outstanding..........         6,999
  Additional paid-in capital................................       633,873
  Accumulated deficit.......................................    (2,762,845)
                                                                ----------
     Total stockholders' equity.............................       786,706
                                                                ----------
     Total liabilities and stockholders' equity.............    $1,208,777
                                                                ==========

                See accompanying notes to financial statements.

                                   TI3, INC.


                             STATEMENT OF EARNINGS
                           YEAR ENDED MARCH 31, 2001


Revenues....................................................    $3,608,367
Cost of revenues............................................     2,166,792
                                                                ----------
     Gross margin...........................................     1,441,575
                                                                ----------
Operating expenses:
  Selling and marketing.....................................       837,160
  General and administrative................................       411,572
                                                                ----------
     Total operating expenses...............................     1,248,732
                                                                ----------
     Operating income.......................................       192,843
Other expense--interest.....................................       (20,693)
                                                                ----------
     Earnings before income tax expense.....................       172,150
Income tax expense..........................................        69,689
                                                                ----------
     Net earnings...........................................    $  102,461
                                                                ==========

                See accompanying notes to financial statements.

                                   TI3, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                           YEAR ENDED MARCH 31, 2001

                                             SERIES A                 ADDITIONAL
                                            PREFERRED      COMMON      PAID-IN      ACCUMULATED
                                              STOCK        STOCK       CAPITAL        DEFICIT       TOTAL
                                            ----------    --------    ----------    -----------    --------
BALANCE AT MARCH 31, 2000...............    $2,845,679     $6,999      $615,619     $(2,802,306)   $665,991
Dividend on Series A preferred stock....        63,000         --            --         (63,000)         --
Stock-based compensation................            --         --        18,254              --      18,254
Net earnings............................            --         --            --         102,461     102,461
                                            ----------     ------      --------     -----------    --------
BALANCE AT MARCH 31, 2001...............    $2,908,679     $6,999      $633,873     $(2,762,845)   $786,706
                                            ==========     ======      ========     ===========    ========

                See accompanying notes to financial statements.

                                   TI3, INC.


                            STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 2001

Cash flows from operating activities:
  Net earnings..............................................    $102,461
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................     141,712
     Stock-based compensation expense.......................      18,254
     Loss on disposal of equipment..........................       4,405
     Deferred taxes.........................................      69,689
     Change in assets and liabilities:
       Accounts receivable..................................    (155,883)
       Other current assets.................................        (169)
       Other assets.........................................        (143)
       Accounts payable.....................................     (70,836)
       Accrued expenses and other current liabilities.......      19,123
       Deferred revenue.....................................     (60,569)
                                                                --------
            Net cash provided by operating activities.......      68,044
                                                                --------
Cash flows from investing activities -- capital
  expenditures..............................................    (120,714)
                                                                --------
Cash flows from financing activities:
  Net advances on line of credit............................     150,000
  Principal repayments on capital lease obligations.........     (58,977)
                                                                --------
            Net cash provided by financing activities.......      91,023
                                                                --------
            Net increase in cash............................      38,353
Cash, beginning of the year.................................     152,007
                                                                --------
Cash, end of the year.......................................    $190,360
                                                                ========

                See accompanying notes to financial statements.

                                   TI3, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2001

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  Description of Business

Ti3, Inc., is an application service provider based in Plano, Texas, that provides customized outsourcing solutions primarily for the staffing industry. Ti3 integrates interactive voice response, fax and Internet technologies into its application services. Ti3's primary application service allows employees to enter timecard information and managers to approve time sheets automatically using the telephone or Internet.

  (b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c)  Revenue Recognition

Service revenue is recorded as the services are provided. Setup and development fees are recorded on a straight-line basis over the life of the contract.

  (d)  Property and Equipment

Property and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 10 years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or lease term.

  (e)  Income Taxes

The Company records income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  (f)  Stock Option Plan

The Company records stock-based compensation over the vesting period for the difference between the market value of an award at the date of grant and the exercise price of the option if any. The Company provides pro forma net income for employee stock options as if the fair-value-based method of accounting had been applied.

  (g)  Concentrations

Four customers accounted for 82% of revenues for the year ended March 31, 2001. Total accounts receivable for the four largest customers at March 31, 2001 amounted to approximately $422,000, or 83%, of total accounts receivable outstanding.

                                   TI3, INC.

The Company relied on two suppliers who represented 46% of the total supply of telephone services purchased in 2001. Total accounts payable for the two largest suppliers at March 31, 2001 amounted to approximately $39,000, or 84%, of total accounts payable outstanding.

(2)  CASH FLOW DISCLOSURES

The Company paid interest of approximately $21,000 during 2001. The Company paid no income taxes during 2001.

(3)  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2001:


    Computer equipment..........................................  $ 393,079

    External software...........................................    103,035

    Office furniture and equipment..............................    107,393

    Leasehold improvements......................................     10,868
                                                                  ---------

                                                                    614,375

    Accumulated depreciation....................................   (407,369)
                                                                  ---------

         Property and equipment, net............................  $ 207,006
                                                                  =========

(4)  LINE OF CREDIT

On November 1, 2000, the Company entered into a $400,000 line of credit expiring in November of 2001. Outstanding borrowings, if any, will bear interest at prime (8.0% at March 31, 2001) plus 1.0%. The amount of unused availability on the line of credit totaled $250,000 at March 31, 2001. The line of credit includes a restrictive covenant with respect to the maintenance of minimum tangible net worth. The Company was in compliance with this covenant at March 31, 2001.

(5) LEASES

The Company is obligated under capital leases covering office equipment that expire at various dates in 2002. At March 31, 2001, the gross amounts of plant and equipment and related accumulated amortization recorded under capital leases were as follows:



    Equipment...................................................    $ 95,641

    Accumulated amortization....................................     (79,962)
                                                                    --------

         Total..................................................    $ 15,679
                                                                    ========

Future minimum capital lease payments as of March 31, 2001 are $15,679.

The Company has non-cancelable operating leases, primarily for office space, that expire through 2004 and provide for purchase or renewal options. Future minimum lease payments under non-cancelable operating

                                   TI3, INC.

leases, and minimum rental income under non-cancelable operating subleases, for office space, as of March 31, 2001 are as follows:

                                                                     LEASE      SUBLEASE
                                                                    PAYMENTS     INCOME
                                                                    --------    --------

    Year ending March 31:

      2002......................................................    $ 98,170    $23,016

      2003......................................................      98,910     23,016

      2004......................................................      31,052      5,754
                                                                    --------    -------

           Total................................................    $228,132    $51,786
                                                                    ========    =======

Rent expense, net of sublease income of approximately $8,000, under operating leases totaled approximately $86,000 for the year ended March 31, 2001.

(6) INCOME TAXES

Income tax expense consists of the following:

                                                                    CURRENT    DEFERRED     TOTAL
                                                                    -------    --------    -------

    Federal.....................................................    $    --    $61,472     $61,472

    State.......................................................         --      8,217       8,217
                                                                    -------    -------     -------

                                                                    $    --    $69,689     $69,689
                                                                    =======    =======     =======

The actual income tax expense differs from the "expected" income tax expense, computed by applying the statutory U.S. Federal corporate income tax rate of 34% to earnings before income taxes, primarily from the inclusion of state income taxes in income tax expense and the nondeductibility of a portion of meals and entertainment and life insurance.

Deferred income taxes are recognized for future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities consist of the following:


    Deferred tax assets:

      Deferred revenue..........................................    $  35,396

      Net operating loss carryforward...........................      436,806
                                                                    ---------

           Total gross deferred tax assets......................      472,202
                                                                    ---------

    Deferred tax liabilities:

      Accrual to cash adjustments...............................     (170,560)

      Property and equipment....................................       (2,420)
                                                                    ---------

           Total gross deferred tax liabilities.................     (172,980)
                                                                    ---------

           Net deferred tax assets..............................    $ 299,222
                                                                    =========

Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. The net operating loss carryforward is approximately $1,156,000, of which approximately $334,000 expires in 2012, and $822,000 expires between 2018 and 2020.

                                   TI3, INC.

(7) PREFERRED STOCK AND WARRANTS

In May of 1997, the Company authorized the issuance of 500,000 shares Series A Preferred Stock and issued 299,998 shares at $3.00 per share for an aggregate amount of $899,994. The preferred stock is convertible into common stock at the discretion of the holder. The shares are automatically converted if the Company makes an initial public offering and the gross proceeds of such offering exceed $10,000,000, or conversion of at least 50% of the outstanding shares of preferred stock occurs. No preferred stock has been converted as of March 31, 2001. Holders of the preferred stock are entitled to receive dividends at the rate of $0.21 per share per annum. Such dividends shall be cumulative from the issue date and shall be payable in shares of Series A Preferred Stock on conversion of Series A Preferred Stock into common stock and in cash upon the liquidation, dissolution or winding up of the Company. During 2001, the Company recorded a dividend of $63,000. The Series A Preferred Stock are voting and provide the holders with a priority position with respect to any class of the Company's stock in the event of dissolution. If the Company does not make a public offering by May 23, 2002, the holders of the preferred stock may redeem all, but not less than all, of their preferred stock at a fair value to be determined by the holders and the Company. At March 31, 2001, the Series A Preferred Stock is recorded at the estimated fair value as of that date.

In connection with the issuance of Series A Preferred Stock, the Company issued 48,000 common stock purchase warrants. The warrants allow the holder to purchase shares of common stock at an exercise price of $0.01 per share. The warrants vest 33 1/3% per year and expire May 23, 2002. The estimated fair value of these warrants at the date issued was $1.00 using the Black-Scholes option-pricing model. The fair value of these warrants at the date issued was recorded as a component of additional paid-in capital. As of March 31, 2001 no warrants had been exercised.

(8) STOCK OPTIONS

The Company has adopted an incentive stock option plan for employees that provides for the issuance of a maximum of 290,000 shares of common stock. Options vest 33 1/3% per year and expire 10 years after the date of the grant.

Activity under the plan for the year ended March 31, 2001 is as follows:

                                                                                  AVERAGE
                                                                    SHARES     EXERCISE PRICE
                                                                    -------    --------------

    Outstanding at March 31, 2000...............................    149,000        $2.83

    Granted during 2001.........................................     36,500         4.40
                                                                    -------        -----

    Outstanding at March 31, 2001...............................    185,500        $3.14
                                                                    =======        =====

The Company recorded approximately $18,000 in compensation cost for the year ended March 31, 2001. Had the Company determined compensation cost based on the fair value at the grant date for its stock options the Company's net income would have been reduced by approximately $71,000, based on the weighted average fair value of options granted of $2.71 per option.

The fair value of option grants for fiscal 2001 is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions (excluding a volatility

                                   TI3, INC.

assumption): risk-free interest rate of prime at the date of issuance; expected life of ten years; and no expected dividend yield.

                                             OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                               -----------------------------------------------    ---------------------------
                                            WEIGHTED AVERAGE
                                               REMAINING           WEIGHTED                       WEIGHTED
                               NUMBER OF    CONTRACTUAL LIFE       AVERAGE        NUMBER OF       AVERAGE
    RANGE OF EXERCISE PRICE     SHARES          (YEARS)         EXERCISE PRICE     SHARES      EXERCISE PRICE
    -----------------------    ---------    ----------------    --------------    ---------    --------------

    $1.00 -- 1.00.........       30,000           5.8               $1.00           30,000         $1.00

     3.00 -- 4.40.........      155,500           7.9                3.55           81,501          3.17
                                -------                                            -------
                                185,500                                            111,501
                                =======                                            =======

(9)  RETIREMENT PLAN

Ti3 provides a 401(k) defined contribution plan (the Plan) that includes substantially all employees of the Company. The Plan allows participants to elect to defer up to 15% of their annual compensation. The Company does not match any of the participants' contributions.

(10)  SUBSEQUENT EVENT


On July 2, 2001, the Company completed a merger with a wholly-owned subsidiary of TALX Corporation pursuant to which TALX Corporation acquired all of the Company's outstanding shares of common and preferred stock. In return, Ti3 shareholders received approximately $50,000 in cash and 341,854 shares of TALX Corporation.